Exhibit 10.4

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment”), effective as of October 4, 2022, by and between CommScope, Inc. (the “Corporation”), and Claudius E. Watts IV (the “Executive”), amends that certain Employment Agreement, dated as of October 1, 2020, by and between the Corporation and the Executive (the “Employment Agreement”).

In consideration of the mutual covenants contained herein and the continued employment of Employee by the Company, the parties agree as follows:

1.
Termination Benefits. The Executive’s rights to receive severance, change in control and other termination benefits pursuant to Section 2 of the Severance Protection Agreement by and between the Corporation and the Executive, dated October 4, 2022 (the “Severance Protection Agreement”) supersede and replace in their entirety the Executive’s rights to receive “Termination Benefits” pursuant to Section 6 of the Agreement.

2.
Restrictive Covenants. The restrictive covenants pursuant to Section 7 of the Severance Protection Agreement supersede and replace in their entirety the Executive’s “Restrictive Covenants” pursuant to Section 7 of the Agreement.

3.
Definitions. The definitions in Section 15 of the Severance Protection Agreement supersede and replace the definitions for similar terms in the Agreement.

4.
No Other Changes. All other provisions of the Agreement shall remain the same.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CommScope, Inc.
By: /s/ Charles L. Treadway
Charles L. Treadway
President and Chief Executive Officer

EXECUTIVE
/s/ Claudius E. Watts IV
Claudius E. Watts IV